    As filed with the Securities and Exchange Commission on July 14, 1995.

                                                   Registration No. 33-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                               _______________


                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                               _______________

                              TCA CABLE TV, INC.
            (Exact name of registrant as specified in its charter)

            Texas                                        75-1798185
  (State or other jurisdiction of        (I.R.S. employer identification number)
  incorporation or organization)

                              3015 SSE Loop 323
                           Tyler, Texas 75713-0489
                    (Address of principal executive offices)

                               _______________

                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                               _______________

                               ROBERT M. ROGERS
                              3015 SSE Loop 323
                           Tyler, Texas 75713-0489
         (Name and address of agent for service of agent for service)

                                (903) 595-3701
                   (Telephone number, including area code,
                            of agent for service)

                               _______________


                                   COPY TO:
                              JAMES S. RYAN, III
                           Jackson & Walker, L.L.P.
                               901 Main Street
                                  Suite 6000
                             Dallas, Texas  75202

    APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN:
     From time to time after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                 Title of                        Amount             Proposed          Maximum
                Securities                       to be              Maximum          Offering
             to be Registered                  Registered        Offering Price      Price (1)
                                                                 Per Share (1)                           Amount of
                                                                                                   Registration Fee (1)
- ------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value  . . . .       250,000 shares          $26.94         $6,735,000           $2,322.41
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee are based on a price of $26.94 per share, which price is an average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on July 10, 1995.

         Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement No. 33-21901 on Form S-8.

PROSPECTUS

                                250,000 Shares*

                               TCA CABLE TV, INC.

                                  Common Stock

         This Prospectus has been prepared by TCA Cable TV, Inc., a Texas corporation (the "Company"), for use upon resale by certain employees of the Company (the "Selling Shareholders") of up to 250,000 shares of Common Stock, par value of $0.10 per share (the "Common Stock"), of the Company. The Selling Shareholders have acquired and/or may in the future acquire, shares of Common Stock from the Company pursuant to the exercise of outstanding options heretofore granted and options to be hereafter granted to the Selling Shareholders pursuant to the provisions of the Company's Amended and Restated Incentive Stock Option Plan (the "Plan").

         The Common Stock may be sold from time to time by the Selling Shareholders. Such sales may be made through one or more brokers or dealers on the NASDAQ/NMS, or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Common Stock offered hereby, the Selling Shareholders and participating agents, brokers, dealers or marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

         The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation National Market System (the "NASDAQ/NMS") under the symbol "TCAT." On July 12, 1995, the last reported sale price of the Common Stock, as reported on the NASDAQ/NMS, was $27.19. The Company will not receive any of the proceeds from the sales by the Selling Stockholders.


* This figure is an estimate. The Company has filed a Registration Statement on Form S-8 (the "Registration Statement"), Registration Statement No. 33-_________ (of which this Prospectus is a part) which covers the sale by the Company of up to 250,000 shares of Common Stock upon exercise of options granted or to be granted under the Plan.

                                ______________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is July 14, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and at 75 Park Place, Room 1228, New York, New York 10007. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

         The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act in connection with the offer and sale of the Common Stock to be issued pursuant to the exercise of options under the Plan. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates. Statements contained herein concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

         The Company's principal executive offices are located at 3015 SSE Loop 323, Tyler, Texas 75713-0489, and the Company's telephone number is (903) 595-3701.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended October 31, 1994; (ii) Quarterly Report on Form 10-Q for the quarter ended January 31, 1995; (iii) Quarterly Report of the Company on Form 10-Q for the quarter ended April 30, 1995; and
(iv) description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to TCA Cable TV, Inc., 3015 S.S.E. Loop 323, Tyler, Texas 75713-0489,
Attn: Jimmie Taylor (telephone number: (903) 595-3701).


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock offered hereby.


                              SELLING SHAREHOLDERS

         Information relating to Selling Shareholders will be provided by Prospectus Supplement.


                              PLAN OF DISTRIBUTION

         The Common Stock offered hereby may be sold from time to time by the Selling Stockholders or permitted transferees. The Common Stock may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or permitted transferees and/or from the purchasers of the Common Stock for whom they may act as agent, (iv) the writing of options on the Common Stock, (v) the pledge of the Common Stock as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Common Stock or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange or transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or permitted transferees and any underwriters, brokers, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

                                 LEGAL MATTERS

         Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.


                                    EXPERTS

         The financial statements and schedules appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 1994, have been audited by Coopers & Lybrand, L.L.P., independent auditors, as set forth in their report thereon included therein. Such statements and schedules are incorporated herein by reference in reliance on such report, which was given on the authority of that firm as experts in accounting and auditing.


                                INDEMNIFICATION

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  TABLE OF CONTENTS

                                                               Page
                                                               ----

                 Available Information . . . . . . . . . . . .  2
                 Incorporation by Reference  . . . . . . . . .  2
                 Use of Proceeds . . . . . . . . . . . . . . .  3
                 Selling Shareholders  . . . . . . . . . . . .  3
                 Plan of Distribution  . . . . . . . . . . . .  3
                 Legal Matters . . . . . . . . . . . . . . . .  4
                 Experts . . . . . . . . . . . . . . . . . . .  4
                 Indemnification . . . . . . . . . . . . . . .  4





                 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                 ___________________________________________________





                                250,000 SHARES





                              TCA CABLE TV, INC.





                                 COMMON STOCK




                                _______________

                                  PROSPECTUS

                                _______________



                                 July 14, 1995

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended October 31, 1994; (ii) Quarterly Report on Form 10-Q for the quarter ended January 31, 1995; (iii) Quarterly Report on Form 10-Q for the quarter ended April 30, 1995; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
 Number          Description of Exhibit
- --------         ----------------------
4(a)             Articles of Incorporation of the Registrant.(1)

4(b) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(c) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(d)             Bylaws of the Registrant.(1)

4(e)             Form of Stock Certificate.(1)

5                Opinion of Jackson & Walker, L.L.P.(3)

15               None.

23(a)            Consent of Coopers & Lybrand, L.L.P.(3)

23(b)            Consent of Jackson & Walker, L.L.P.(4)

24               Power of Attorney.(3)

25               None.

27               None.

28               None.

99               Amended and Restated Incentive Stock Option Plan.(3)

____________

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of March 16, 1988, and incorporated herein by reference.

(3)      Filed herewith.

(4)      Included in the opinion of Jackson & Walker, L.L.P., filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                 by section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 15th day of May, 1995.

                                        TCA CABLE TV, INC.
                                        (Registrant)


                                        By: /s/ Jimmie F. Taylor
                                            Vice President, Chief Financial
                                            Officer and Treasurer



                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Robert M. Rogers, Fred R. Nichols and Jimmie F. Taylor, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                  Date
- ---------                               -----                                  ----
/s/ Robert M. Rogers                    Chairman of the Board, Chief           April 28, 1995
- --------------------------              Executive Officer and Director
Robert M. Rogers                        (Principal Executive Officer)



/s/ Fred R. Nichols                     President, Chief Operating             April 28, 1995
- --------------------------              Officer and Director
Fred R. Nichols


/s/ Wayne J. McKinney                   Director                               April 28, 1995
- --------------------------
Wayne J. McKinney


/s/ Ben R. Fisch, M.D.                  Director                               April 28, 1995
- --------------------------
Ben R. Fisch, M.D.


/s/ A. W. Riter, Jr.                    Director                               April 28, 1995
- --------------------------
A. W. Riter, Jr.


/s/ James F. Ackerman                   Director                               April 28, 1995
- --------------------------
James F. Ackerman


/s/ Kenneth S. Gunter                   Director                               April 28, 1995
- --------------------------
Kenneth S. Gunter


/s/ Randall K. Rogers                   Director                               April 28, 1995
- --------------------------
Randall K. Rogers

/s/ Jimmie F. Taylor                    Vice President, Chief                  April 28, 1995
- --------------------------              Financial Officer and
Jimmie F. Taylor                        Treasurer (Principal
                                        Accounting and Financial
                                        Officer)



                               INDEX TO EXHIBITS

Exhibit No.                        Exhibit
- -----------                        -------
4(a)             Articles of Incorporation of the Registrant.(1)  . . . . . . . . . . . . .

4(b)             Articles of Amendment to Articles of
                 Incorporation of the Registrant(2)   . . . . . . . . . . . . . . . . . . .

4(c)             Articles of Amendment to Articles of
                 Incorporation of the Registrant(2)   . . . . . . . . . . . . . . . . . . .

4(d)             Bylaws of the Registrant.(1)   . . . . . . . . . . . . . . . . . . . . . .

4(e)             Form of Stock Certificate. (1)   . . . . . . . . . . . . . . . . . . . . .

5                Opinion of Jackson & Walker, L.L.P(3)  . . . . . . . . . . . . . . . . . .

15               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23(a)            Consent of Coopers & Lybrand, L.L.P(3) . . . . . . . . . . . . . . . . . .

23(b)            Consent of Jackson & Walker, L.L.P..(4)  . . . . . . . . . . . . . . . . .

24               Power of Attorney(3)   . . . . . . . . . . . . . . . . . . . . . . . . . .

25               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

27               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

28               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

99               Amended and Restated Incentive Stock Option Plan(3)  . . . . . . . . . . .

- ---------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982, and incorporated by reference herein.
(2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8, File No. 33- 21901 dated as of May 16, 1988, and incorporated by reference herein.
(3)              Filed herewith
(4) Included in the Opinion of Jackson & Walker, L.L.P., filed herewith.